SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 27, 1998



                           CHEMICAL LEAMAN CORPORATION
                ------------------------------------------------
               (Exact name of Registrant as specified in charter)



     PENNSYLVANIA                      000-8517                    23-2021808
(State or Other Jurisdiction          Commission                (I.R.S. Employer
    of Incorporation or               file number                Identification
       Organization)                                                 Number)



                     102 Pickering Way, Exton, PA 19341-0200
                    (Address of principal executive offices)


                                 (610) 363-4200
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

     On July 28, 1998, MTL Inc., a Florida corporation ("MTL"), announced that Palestra Acquisition Corp. ("Palestra"), a Delaware corporation and a wholly-owned subsidiary of MTL, had entered into an Amendment No. 1 (the "Amendment") to that certain Agreement and Plan of Merger ("CLC Merger Agreement"), dated as of June 23, 1998, by and among Palestra, Chemical Leaman Corporation ("CLC") and the shareholders of CLC (each, a "Shareholder" and, collectively, the "Shareholders") pursuant to which MTL had agreed, subject to the satisfaction of certain terms and conditions, to acquire all of the outstanding shares of common stock, $2.50 par value per share, of CLC ("CLC Common Stock") through the merger (the "CLC Merger") of Palestra with and into CLC, which thereby will become a wholly-owned subsidiary of MTL. The Shareholders have approved the CLC Merger Agreement and the Amendment.

     Under the terms of the Amendment, all shares ("Shares") of CLC Common Stock held by the Shareholders shall, by virtue of the CLC Merger, be converted into the right to receive an aggregate amount in cash (and MTL Common Stock, as described below) equal to $72.8 million, less Transaction Expenses (as defined in the Amendment) in excess of $100,000, plus shares of new preferred stock having a stated value equal to $5 million (collectively, "Merger Consideration"), subject to certain setoffs as set forth in the CLC Merger Agreement. A portion of the Shares held by certain Shareholders who are officers of CLC shall not be converted into cash, but in lieu thereof, shall be converted into shares of MTL Common Stock as set forth in their employment agreements. The Amendment also provides for the modification of certain of the covenants, conditions and indemnifications provided for in the CLC Merger Agreement.

     On July 28, 1998, MTL also announced that MTL had commenced a tender offer and consent solicitation (the "Offer") for the $100 million principal amount of outstanding 10 3/8% Senior Notes due 2005 of CLC ("Notes"). The Offer is subject to the completion of the CLC Merger. The Amendment and a copy of MTL's press release announcing the offer and the Amendment are attached hereto as Exhibit
2.1 and 99.1, respectively.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

     2.1 Amendment No. 1, dated as of July 27, 1998, to the Agreement and Plan of Merger dated as of June 23, 1998, by and among Palestra Acquisition Corp., Chemical Leaman Corporation and the shareholders of Chemical Leaman Corporation.

    *99.1 Press Release of MTL Inc., dated July 28, 1998, announcing commencement of the tender offer for the 10 3/8% Senior Notes due 2005 of CLC (Exhibit 99.1 to the Current Report on Form 8-K of MTL Inc. dated July 27, 1998 (SEC File No. 0-24180)).

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*    Incorporated by reference.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHEMICAL LEAMAN CORPORATION



Date:  August 3, 1998                  By:  /s/ David M. Boucher
                                          ----------------------
                                          David M. Boucher, Senior Vice
                                          President and Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit
   No.         Description
-------        -----------

2.1 Amendment No. 1, dated as of July 27, 1998, to the Agreement and Plan of Merger dated as of June 23, 1998, by and among Palestra Acquisition Corp., Chemical Leaman Corporation and the shareholders of Chemical Leaman Corporation.